Exhibit 99.2
FORM 51-102F3
MATERIAL CHANGE REPORT
1.	Name and Address of Company:

NUCRYST Pharmaceuticals Corp. (the “Company”) 50 Audubon Road, Suite B Wakefield, MA 01880 USA

2.	Date of Material Change:

The material change described in this report occurred on November 7, 2007.

3.	News Release:

A news release was distributed on November 7, 2007 and disseminated through the facilities of Canada Newswire and filed on SEDAR.

4.	Summary of Material Change:

On November 7, 2007, the Company announced financial results for the 2007 third quarter.

5.	Full Description of the Material Change:

For the full description of the material change, please refer to the attached hereto as Schedule “A”.

6.	Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102:

Not Applicable.

7.	Omitted Information:

No significant fact otherwise required to be disclosed in this report have been omitted.

8.	Executive Officer:

Eliot Lurier, Vice President, Finance and Administration and Chief Financial Officer of Nucryst is knowledgeable about the material change and may be reached at 781-224-1444.

9.	Date of Report:

Dated this 7th day of November, 2007.

SCHEDULE “A”
For immediate release
NUCRYST Pharmaceuticals announces 2007 third quarter results
Wakefield, Massachusetts — November 7, 2007 — NUCRYST Pharmaceuticals Corp. today announced for the quarter ended September 30, 2007, it recorded a net loss of $2.3 million, or 13 cents per share on revenues of $7.5 million, compared to a net loss of $2.1 million, or 12 cents per share on revenues of $7.3 million recorded in the same period last year. Revenue in the third quarter 2007 includes a $5 million milestone that was partially offset by the recognition in the quarter of $3.4 million of a $4.5 million manufacturing cost rebate paid to Smith & Nephew.
At September 30, 2007, NUCRYST had $20.4 million in cash and short term investments. Further financial information follows at the end of the release.
“With our new agreements in place with Smith & Nephew plc, NUCRYST intends to focus on supporting the continued growth of the Acticoat™ brand and the pursuit of other opportunities for our nanocrystalline silver based products,” said Thomas E. Gardner, Chairman, President & CEO, NUCRYST Pharmaceuticals .
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
A more detailed discussion of NUCRYST’s 2007 third quarter results can be found in our 10-Q filing which will be available at www.sec.gov and www.sedar.com. NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

For more information contact:
Catherine Cloft
Investor Relations
NUCRYST Pharmaceuticals Corp.
(781) 224-1444
info@nucryst.com
All figures are in US dollars unless otherwise stated
SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp.
Acticoat™ is a trademark of Smith & Nephew plc
The financial results in this news release are unaudited and are not a complete disclosure of our quarterly or annual financial results. This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). The words “intends”, “focus”, “pursuit” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: prospects and plans for supporting the continued growth of the Acticoat™ brand and prospects and plans for the development of future products containing our nanocrystalline silver. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: difficulties or delays in the initiation, timing, progress and results of our preclinical trials and research and development programs relating to the development of products containing our nanocrystalline silver; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; future sales of

Acticoat™ may not be sufficient to adequately fund our research and development plans; we may not be able to retain existing and obtain new regulatory clearance for our NPI 32101 barrier cream and any future products; our ability to achieve cost savings sufficient to substantially or completely offset the manufacturing cost rebate we have agreed to pay Smith & Nephew; the impact of the introduction of new silver based products by Smith & Nephew on its future sales of Acticoat™ products; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise, for our NPI 32101 barrier cream or for other future products; competition from other silver-based pharmaceutical or medical device companies; our ability to raise additional financing required to fund further research and development, clinical studies and obtain regulatory approvals, on commercially acceptable terms or at all; changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with governmental regulations and standards; our ability to successfully attract and retain skilled and experienced personnel; changes in general economic and capital market conditions; other risks and uncertainties unidentified at this time; management’s response to these factors; and other factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

NUCRYST PHARMACEUTICALS CORP.
Financial Highlights
(unaudited)
(thousands of U.S. dollars except share and per share data)

	Three Months Ended September 30		Nine Months Ended September 30
Condensed Consolidated Statements of Operations	2007	2006	2007	2006
Revenue	$7,525	$7,309	$18,857	$19,830
Loss from operations	(1,296)	(2,380)	(4,783)	(8,028)
Net loss	(2,349)	(2,128)	(7,209)	(8,899)
Net loss per common share
— basic and diluted	(0.13)	(0.12)	(0.39)	(0.50)
Weighted average number of common shares outstanding
— basic	18,340,647	18,283,567	18,323,788	17,850,787
— diluted	18,340,647	18,283,567	18,323,788	17,850,787

	September 30	December 31
Condensed Consolidated Balance Sheets	2007	2006
Cash and cash equivalents	$20,429	$18,926
Current assets	38,627	33,591
Total assets	51,867	45,892
Current liabilities	8,451	2,306
Non-current liabilities	747	—
Shareholders’ equity	42,669	43,586

	Three Months Ended September 30		Nine Months Ended September 30
Other Data	2007	2006	2007	2006
Wound care product revenue	$5,900	$7,309	$17,232	$19,830
Manufacturing cost rebate	(3,375)	—	(3,375)	—
Milestone revenue	5,000	—	5,000	—

Total revenue	$7,525	$7,309	$18,857	$19,830

Manufacturing costs	$3,841	$4,985	$10,975	$13,303

Gross margin excluding milestone revenue	$(1,316)	$2,324	$2,882	$6,527

Gross margin percent excluding milestone revenue	–52.1%	31.8%	20.8%	32.9%